EXHIBIT 5

                              August 16, 2000




The Board of Directors of EuroGas, Inc.
942 East 7145 South, #101A,
Midvale, Utah 84047

     Re:  Registration Statement on Form S-3

Gentlemen:

     As counsel to EuroGas, Inc., a Utah corporation (the "Company"), in connection with the Company's Registration Statement on Form S-3, File No. 333-40262 (the "Registration Statement") for registration of up to 21,000,000 shares of common stock of the Company ("Common Stock"), we have examined the originals or certified, conformed or reproduction copies of all such records, agreements, instruments and documents as we have deemed necessary as the basis for the opinion expressed herein. In all such examinations, we have assumed the genuineness of all signatures on original or certified copies and the conformity to original or certified copies of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to the opinion hereinafter expressed, we have relied upon certificates of public officials and statements or certificates of officers or representatives of the Company and others.

     Based upon and subject to the foregoing, we are of the opinion that:

     A. The up to 12,000,000 shares of Common Stock registered for offer and sale by the Company, if issued following authorization of such issuance by the board of directors of the Company (the "Board"), in accordance with governing resolutions and documents, and following the receipt of consideration deemed adequate by the Board, will be legally issued, fully paid and nonassessable.

     B. The 3,700,000 shares of Common Stock issued to Finance & Credit Development Corporation, Ltd. ("FCDC") and registered under the Registration Statement and the 100,000 shares of Common Stock issued to Kukui, Inc. and registered under the Registration Statement have been legally issued and are fully paid and non assessable.


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     C.    The  up to 3,000,000 shares of Common Stock  that  are
issuable upon exercise of the warrant to purchase common stock granted to FCDC and are registered under the Registration Statement, when issued in accordance with the terms of such warrant following receipt of the consideration specified thereby, will be legally issued, fully paid and nonassessable.

     D. The up to 1,000,000 shares of Common Stock issuable pursuant to the Company's settlement agreement with Stephen Jeu and Susanna Calvo and registered under the Registration Statement and the up to 250,000 shares of Common Stock that are issuable upon exercise of the option to purchase common stock granted to Stephen Jeu and Susanna Calvo and are registered under the Registration Statement, when issued in accordance with the terms of the governing agreements, following receipt of the consideration specified thereby, will be legally issued, fully paid and nonassessable.

     E. The up to 350,000 shares of Common Stock that are issuable upon exercise of the option to purchase common stock granted to Andrew Andraczke and are registered under the Registration Statement, when issued in accordance with the terms of the such option following receipt of the consideration specified thereby, will be legally issued, fully paid and nonassessable.

     F. The up to 250,000 shares of Common Stock that are issuable upon exercise of the option to purchase common stock granted to Dr. Gregory Fontana and are registered under the Registration Statement, when issued in accordance with the terms of the such option following receipt of the consideration specified thereby, will be legally issued, fully paid and nonassessable.

     G. The up to 350,000 shares of Common Stock that are issuable upon exercise of the option to purchase common stock granted to Armando Ulrich and are registered under the Registration Statement, when issued in accordance with the terms of the such option following receipt of the consideration specified thereby, will be legally issued, fully paid and nonassessable.

     We hereby consent to the filing of the opinion as an exhibit to the Registration Statement.

                              Very truly yours,

                              /s/  Parr Waddoups Brown Gee & Loveless
                              ---------------------------------------

                                   PARR WADDOUPS BROWN GEE & LOVELESS

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